                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No. [ ])

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
    Section 240.14a-11(c) or Section 240.14a-12

                             VLSI Technology, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                   Registrant
--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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             the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                             VLSI TECHNOLOGY, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 1997
                                   9:00 A.M.

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VLSI Technology, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 7, 1997, at 9:00 a.m., local time, at the Company's offices located at 9651 Westover Hills Boulevard, San Antonio, Texas 78251, for the following purposes:

        1. To elect seven directors to serve for the ensuing year and until their successors are elected.

        2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 26, 1997.

        3. To ratify and approve an amendment to the Company's 1992 Stock Plan to increase the limit on the number of shares that can be granted to any one employee in any fiscal year under an option to purchase from 500,000 to 1,500,000 and to ratify the issuance of options in 1996 thereunder.

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 12, 1997 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Sincerely,

                                          LARRY L. GRANT
                                          Secretary

San Jose, California
April 4, 1997

                             VLSI TECHNOLOGY, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of VLSI Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 7, 1997, at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at the Company's offices located at 9651 Westover Hills Boulevard, San Antonio, Texas 78251. The telephone number at the Company's office in San Antonio, Texas is
(210) 522-7003. The Company's principal executive office is located at 1109 McKay Drive, San Jose, California 95131 and its telephone number at that address is (408) 434-3100.

     These proxy solicitation materials were mailed on or about April 4, 1997 to all stockholders entitled to vote at the meeting.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on March 12, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has only one series of Common Shares ("Common Shares") outstanding, which is designated Common Stock, $.01 par value per share ("Common Stock"). At the Record Date, 46,779,667 shares of the Company's Common Stock were issued and outstanding, representing the total number of votes that may be cast at the meeting. See "Voting and Solicitation" below. The closing price of the Company's Common Stock on the Record Date, as reported by the National Association of Securities Dealers, Inc. Automated Quotation National Market System ("Nasdaq/NMS") was $18.25 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company or the transfer agent a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Except as provided below with respect to cumulative voting, each share of Common Stock has one vote on all matters.

     Any stockholder who desires to cumulate votes in the election of directors must give advance notice to the Company, in accordance with its Bylaws, of such stockholder's intention to cumulate his or her votes and must give notice to the other stockholders at the meeting prior to voting for directors. The required advance notice to the Company must be received at the principal executive office of the Company not less than 20 days nor more than 60 days prior to the meeting and must include the stockholder's name and address, the number of shares of Common Stock beneficially owned and the stockholder's request for cumulative voting.

     If cumulative voting for directors is properly invoked by any stockholder, every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. Stockholders may only cast votes for candidates whose names have been properly placed in nomination in accordance with the Company's Bylaws.

     The cost of soliciting proxies will be borne by the Company. The Company is retaining Corporate Investor Communications, Inc. to solicit proxies at a cost of approximately $4,000, plus out-of-pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date: (i) by each director and by each nominee for director, (ii) by each executive officer listed in the Summary Compensation Table under the heading "EXECUTIVE OFFICER COMPENSATION", (iii) by all current directors and executive officers as a group, and (iv) by all persons known by the Company to be the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock.

                                                                       NUMBER OF     APPROXIMATE
                NAME OF PERSON OR IDENTITY OF GROUP                     SHARES       PERCENTAGE
-------------------------------------------------------------------    ---------     -----------
Barclays Trust and Banking Company (Japan) Ltd.(1).................    2,718,497          5.8%
2-2 Otemachi 2-Chome
Tokyo, Japan 100
Intel Corporation(2)...............................................    2,677,604          5.7%
2200 Mission College Boulevard
Santa Clara, California 95052

Richard M. Beyer...................................................           --        *

Pierre S. Bonelli(3)...............................................       20,000        *

Bernd U. Braune(4).................................................       27,501        *

Robert P. Dilworth(5)..............................................       15,000        *

Larry L. Grant(6)..................................................       15,250        *

Gregory K. Hinckley(7).............................................           --        *

William G. Howard, Jr..............................................           --        *

Paul R. Low........................................................           --        *

Dieter J. Mezger (8)...............................................           --        *

Alfred J. Stein (9)................................................      877,401          1.9%

Horace H. Tsiang (10)..............................................       16,000        *

All current directors and executive officers as a group (10
  persons)(3)(5)(6)(9)(10)(11).....................................      968,622          2.1%

---------------
  *  Less than 1%.

 (1) As reported in Schedule 13G, dated February 12, 1997, filed by Barclays Trust and Banking Company (Japan) Ltd., Barclays Global Investors, N.A. and Barclays Global Fund Advisors (collectively "Barclays"). Barclays has sole power to vote or to direct the vote of 2,656,297 and sole power to dispose or to direct the disposition with respect to all 2,718,497 shares.

 (2) As reported in Amendment No. 18 to Schedule 13D, dated August 25, 1995, filed by Intel Corporation ("Intel"). Intel has sole voting and dispositive power with respect to all 2,677,604 shares.

 (3) These 20,000 shares are exercisable within 60 days of the Record Date under options held by Mr. Bonelli.

 (4) These 27,501 shares are exercisable within 60 days of the Record Date under options held by Mr. Braune. Mr. Braune resigned from his position as an executive officer in January 1997.

 (5) These 15,000 shares are exercisable within 60 days of the Record Date under options held by Mr. Dilworth.

 (6) Includes 8,750 shares exercisable within 60 days of the Record Date under options held by Mr. Grant.

 (7) Mr. Hinckley left the Company in January 1997.

 (8) Mr. Mezger left the Company in December 1996.

 (9) Includes 583,751 shares exercisable within 60 days of the Record Date under options held by Mr. Stein, of which 125,001 are subject to stockholder approval.

(10) Includes 15,000 shares exercisable within 60 days of the Record Date under options held by Mr. Tsiang.

(11) Includes 684,252 shares exercisable within 60 days of the Record Date under options held by five directors and five current executive officers, of which 125,001 are subject to stockholder approval.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 27, 1996, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except that the transactions for December 1996, for the following officers and directors were reported on Form 5 rather than on Form 4, which constitutes a late filing for each officer for the number of transactions shown: Alfred J. Stein (4); Gregory K. Hinckley (1); Dieter J. Mezger (3); Bernd U. Braune (1); Balakrishnan S. Iyer (3); John C. Batty (1); and Horace H. Tsiang (1). In addition, (i) information regarding one transaction for a former officer, Donald L. Ciffone, was reported on a Form 5 rather than a Form 4, (ii) a Form 5 for a director, Robert P. Dilworth, involving one transaction, was filed late, and (iii) a non-exempt option grant to Alfred J. Stein was reported late on a Form 4.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's next annual meeting of stockholders must be received by the Company no later than December 5, 1997 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

     A Board of seven directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are currently directors of the Company. In the event that any Company nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors and cumulative voting has been properly invoked, the proxy holders intend to cumulate their votes and to vote all proxies received by them in accordance with cumulative voting procedures in such a manner as they believe will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cast will be determined by the proxy holders. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.

     Pursuant to an amendment of the Company's Bylaws approved by the Board of Directors, the size of the Board was increased from six members to seven members, effective November 15, 1996.

     The names of the nominees, their ages as of the Record Date and certain information about them are set forth below.

                                                                                         DIRECTOR
          NOMINEES            AGE                  PRINCIPAL OCCUPATION                   SINCE
----------------------------  ---   ---------------------------------------------------  --------
Richard M. Beyer............  48    President and Chief Operating Officer of the           1996
                                    Company

Pierre S. Bonelli(1)(2).....  57    Chief Executive Officer, Sema Group, a software,       1983
                                    consulting and market research firm

Robert P. Dilworth(1)(2)....  55    President, Chief Executive Officer and Director,       1991
                                    Metricom Inc., an electronic wireless data
                                    communications company

William G. Howard, Jr.(1)...  55    Independent Consulting Engineer in microelectronics    1996
                                    and technology-based business planning

Paul R. Low.................  64    President and Chief Executive Officer, P.R.L.          1996
                                    Associates, a technology consulting company

Alfred J. Stein.............  64    Chairman of the Board and Chief Executive Officer      1982
                                    of the Company

Horace H. Tsiang............  55    Chief Executive Officer, First International           1992
                                    Computer, Inc., a computer manufacturing company

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

     Mr. Beyer joined the Company in September 1996 as President and Chief Operating Officer and was appointed a Director in November 1996. From 1993 to 1996, Mr. Beyer was employed by National Semiconductor Corporation, a semiconductor manufacturer ("National"). While at National, he was Executive Vice President and Chief Operating Officer from 1995 to 1996 and President-Communications and Computing Group from 1993 to 1995. Prior to that time, from 1989 to 1993, he was Vice President and General Manager of the Switching Systems Division of Rockwell International ("Rockwell"), a division of Rockwell involved in communications.

     Mr. Bonelli is also a director of Sema Group, Xerox S.A. and Poliet S.A.

     Mr. Dilworth is also a director of Qume Corporation.

     Dr. Howard has been an independent consulting engineer since 1989. Prior to that time he held various technical and management positions with Motorola, Inc., most recently as Senior Vice President and Director of Research and Development. He is a member of the National Academy of Engineering and a fellow of the Institute of Electrical and Electronics Engineers and of the American Association for the Advancement of Science. Dr. Howard is also a director of BEI Electronics, Inc., Credence Systems Corporation, Ramtron International Corporation and Xilinx, Inc. In addition, he serves as a director of Sandia Corporation, Lockheed Martin Energy Research and Lockheed Martin Idaho Technologies (wholly-owned subsidiaries of Lockheed Martin Corporation).

     Dr. Low has been Chief Executive Officer of P.R.L. Associates, a consulting firm, since July 1992. From 1990 to 1992, he was a Vice President, and General Manager of Technical Products of International Business Machines Corporation ("IBM"), a computer and office products manufacturer, and was a member of IBM's Management Board. Dr. Low is a director of Applied Materials, Inc., Integrated Packaging Assembly Corp., Network Computing Devices, Inc., Number Nine Visual Technology Corporation, Solectron Corporation, Veeco Instruments Inc. and several privately-held companies.

     Mr. Stein joined the Company in March 1982 as Chief Executive Officer and also served as President from January 1983 to August 1983 and from August 1993 to September 1996. Mr. Stein was initially appointed as Chairman of the Board and a director of the Company in April 1982, pursuant to an employment agreement with the Company. Pursuant to such agreement, the Company has agreed to use its best efforts while he is employed as Chief Executive Officer to cause the nomination of Mr. Stein to the Board of Directors, to recommend his election as a director and to continue his appointment as Chairman of the Board so long as he serves as a director. Mr. Stein is also a director of Applied Materials, Inc. and Tandy Corporation.

     Mr. Tsiang joined First International Computer, Inc., a Taiwanese manufacturer of products for the computer industry, in November 1991. Prior to that time he was employed by Wang Laboratories, Inc., a computer manufacturer, from 1969 through July 1991 in various positions, including Executive Vice President from 1985 to 1991.

VOTE REQUIRED

     The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four meetings during the fiscal year ended December 27, 1996. During such year, each director attended at least 75% of the aggregate of all meetings held while such director served as a member of the Board of Directors and any committees upon which he served.

     The Board of Directors has a Compensation Committee and an Audit Committee. The current members of the Compensation and Audit Committees are identified in the list of directors under "Nominees for Director" above.

     The Compensation Committee is authorized to review and approve the Company's executive compensation policy and to administer the Company's employee stock option and stock purchase plans. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION". The Compensation Committee held one meeting in fiscal 1996. The Compensation Committee is composed solely of non-employee directors.

     The Audit Committee selects and recommends to the Board a firm of independent auditors (whose duty it is to audit the financial statements of the Company for the fiscal year with respect to which they are appointed) and monitors the effectiveness of the audit effort and the Company's internal financial and accounting controls and financial reporting. The Audit Committee held two meetings in fiscal 1996. The Audit Committee is composed solely of non-employee directors.

     The Board performs the duties of a nominating committee.

DIRECTOR COMPENSATION

     Non-employee members of the Board of Directors ("Outside Directors") receive an annual retainer of $10,000, a fee of $2,000 per Board meeting attended and $500 per Board Committee meeting attended (if such meeting is not held within one day of a Board meeting). The Company also reimburses its directors for certain expenses incurred by them in their capacity as directors or in connection with attendance at Board or Committee meetings.

     In addition, Outside Directors participate in the 1986 Directors' Stock Option Plan (the "Directors' Plan"). Certain amendments to the Directors' Plan (the "Directors' Plan Amendments") were approved by the stockholders in May 1994 at the 1994 Annual Meeting. The Directors' Plan provides for the automatic grant of non-statutory options to Outside Directors upon first joining the Board and on an annual basis thereafter in order to motivate them to continue to serve as directors. A total of 300,000 shares of the Company's Common Stock is reserved for issuance during the current 10-year term of the Plan, which expires in August 2001. The exercise price of options granted under the Directors' Plan is the fair market value of the Company's Common Stock on the date of the automatic grant, as determined in accordance with the Directors' Plan. Options granted prior to stockholder approval of the Directors' Plan Amendments have a term of five years, and options granted after such approval have a term of ten years.

     Each Outside Director who was serving as such on the date of adoption of the Directors' Plan received an automatic grant on such date of an option to purchase 20,000 shares of Common Stock (an "Initial Option"). An Initial Option becomes exercisable cumulatively with respect to 5,000 shares on the first day of each fiscal year following the date of grant. Each person who becomes an Outside Director subsequent to the date of adoption of the Directors' Plan receives an automatic grant of an Initial Option on the date of his or her initial appointment or election to the Board.

     After receiving an Initial Option, an Outside Director is automatically granted an additional option to purchase 5,000 shares under the Directors' Plan (a "Subsequent Option") on the first day of each fiscal year of the Company. Each Subsequent Option becomes exercisable in full on the first day of the fourth fiscal year beginning after the date of grant of such option. The Directors' Plan Amendments eliminated the previously existing 40,000-share limit on the number of shares subject to options granted under the Directors' Plan to any director and also provided for the grant of an immediately exercisable replenishment option ("Replenishment Option") to purchase up to 20,000 shares to any Outside Director whose Initial Option had expired, or in the future expires, unexercised. As of December 27, 1996, options to purchase 35,000 shares had been exercised under the Directors' Plan at a net realized value of $444,650, 125,000 shares were subject to outstanding options, and 140,000 shares remained available for future grant.

     During fiscal 1996, an Initial Option to purchase 20,000 shares at an exercise price of $17.125 per share was granted to each of directors Howard and Low upon their initial election to the Board of Directors on May 31, 1996. In addition, during fiscal 1996, Subsequent Options to purchase 5,000 shares at an exercise price of $18.125 per share were granted to each of directors Bonelli, Dilworth, Tsiang and former director Kim. In addition, a Replenishment Option to purchase 10,000 shares was granted to Mr. Dilworth at an exercise price of $13.125 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of directors Bonelli and Dilworth. Former director James Kim was also a member of the Compensation Committee until he ceased to serve as a director on May 31, 1996.

     The Company paid AMKOR (a corporation of which former director Kim is an officer, director and the majority stockholder) or accrued for payment approximately $27.4 million in fiscal 1996 for assembly and test services performed for the Company by ANAM Semiconductor Technology Co. Ltd. (a Korean corporation with which Mr. Kim is affiliated) under contract with AMKOR.

CERTAIN TRANSACTIONS

     Intel. Pursuant to the Intel/VLSI Stock and Warrant Purchase Agreement (Equity Agreement) entered into on July 8, 1992, Intel invested $50 million in VLSI to acquire 5,355,207 shares of the Company's Common Stock (Intel Shares) plus a warrant (Warrant) to purchase an additional 2,677,604 shares of the Company's Common Stock (Warrant Shares) at $11.69 per share. In January and February 1995, Intel sold all of the Intel Shares. In August 1995, Intel exercised its Warrant, resulting in net proceeds to the Company of approximately $31 million. The Equity Agreement currently provides Intel with demand registration rights with respect to the Warrant Shares. The Equity Agreement also imposes certain restrictions on Intel, including a limitation on Intel's ability to acquire additional shares of VLSI voting stock (referred to as a standstill) and a requirement that Intel vote its VLSI stock in the same proportion as other stockholders on matters submitted to the VLSI stockholders for approval (unless it would be materially adverse to Intel's interest). All other significant rights of, and restrictions on, Intel under the Equity Agreement have terminated.

     Relocation Assistance. In 1996, to facilitate his relocation, the Company loaned Bernd U. Braune, then the Sr. Vice President of Global Business Operations, a total of $779,000, represented by three separate promissory notes, on an interest-free basis. The first note in the amount of $379,000 was due in full on December 16, 1996 and has been fully repaid to the Company; the second note in the amount of $200,000 is to be forgiven each year in the amount of $50,000 until fully satisfied; the third and final note, in the amount of $200,000, is due in full on September 1, 1999. Each loan is secured by trust deeds on Mr. Braune's residence. The largest aggregate principal amount outstanding during fiscal 1996 was $779,000 and the total principal amount on all loans outstanding at fiscal 1996 year end was $512,200.

     See also the footnotes to the Summary Compensation Table under the heading "EXECUTIVE OFFICER COMPENSATION" and the information under the heading "ELECTION OF DIRECTORS -- Compensation Committee Interlocks and Insider Participation".

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table, together with the footnotes thereto, summarizes the total compensation for fiscal year 1996 of (i) the Chief Executive Officer, (ii) the four other most highly compensated executive officers of the Company who were serving as such at 1996 fiscal year end, and (iii) two former executive officers (collectively, the "Named Officers"), as well as the total compensation paid to each Named Officer for the Company's two previous fiscal years, if applicable.

                                                                                                LONG-TERM
                                                                                           COMPENSATION AWARDS
                                                                                           --------------------
                                                             ANNUAL COMPENSATION                SECURITIES        ALL OTHER
                                                      ----------------------------------    UNDERLYING OPTIONS     COMPEN-
                                                                            OTHER ANNUAL      (#)(4)(10)(11)       SATION
                                                       SALARY     BONUS       COMPEN-      --------------------   ---------
         NAME AND PRINCIPAL POSITION           YEAR    ($)(1)     ($)(2)    SATION($)(3)   COMPANY   SUBSIDIARY    ($)(5)
---------------------------------------------  ----   --------   --------   ------------   -------   ----------   ---------
Alfred J. Stein..............................  1996   $643,849   $452,000     $      0     950,000        0       $424,989
Chairman of the Board and                      1995    582,096    675,000            0     500,000        0        418,468
Chief Executive Officer                        1994    520,445    375,000            0     75,000         0         57,950
---------------------------------------------------------------------------------------------------------------------------
Richard M. Beyer(6)..........................  1996   $106,350   $150,000     $      0     375,000        0       $  2,019
President and Chief Operating Officer
---------------------------------------------------------------------------------------------------------------------------
Gregory K. Hinckley(7).......................  1996   $283,269   $      0     $      0     150,000        0       $  7,457
Former Sr. Vice President                      1995    260,962    200,000            0     50,000         0          2,427
and Chief Financial Officer                    1994    243,269     95,000            0     30,000         0          1,923
---------------------------------------------------------------------------------------------------------------------------
Dieter J. Mezger(8)..........................  1996   $307,855   $      0     $      0          0         0       $ 20,444
Former Sr. Vice President and President of     1995    314,069          0            0          0         0         18,418
COMPASS Design Automation, Inc.                1994    298,096          0       40,138          0         0         13,741
---------------------------------------------------------------------------------------------------------------------------
Bernd U. Braune (9)..........................  1996   $286,212   $ 20,000     $173,297     100,000        0       $  8,810
Former Sr. Vice President,                     1995    236,715          0            0     60,000         0         10,002
Global Business Operations                     1994    202,516     47,913            0     10,000         0          8,186
---------------------------------------------------------------------------------------------------------------------------
Larry L. Grant...............................  1996   $179,038   $ 40,000     $ 71,783     50,000         0       $  6,377
Vice President, General Counsel and Secretary

---------------
 (1) The amounts disclosed in this column include amounts deferred by the Named Officers pursuant to the Company's 401(k) Investment/Retirement Plan (the "401(k) Plan").

 (2) The amounts disclosed in this column represent:

        (a) Bonus awards made by the Company under its Executive Performance Incentive Plan. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION".

        (b) Includes an initial sign-on bonus in the amount of $50,000 to Richard M. Beyer.

 (3) Amounts exclude perquisites if the aggregate amount of the Named Officer's perquisites was less than the lesser of $50,000 or 10% of such Named Officer's salary plus bonus. The amounts in the "Other Annual Compensation" column include:

        (a) Payment by the Company of certain 1994 relocation costs to Mr. Mezger in the amount of $30,384.

        (b) Payment by the Company of certain 1996 relocation costs to Mr. Braune in the amount of $156,413.

        (c) The differential between the rate of interest, if any, charged by the Company on the loan to Mr. Braune and the average rate earned by the Company on its cash during fiscal 1996.

        (d) Payment by the Company of certain 1996 relocation costs to Mr. Grant in the amount of $71,783.

 (4) The stock option grants listed in the table include options to purchase Common Stock of the Company and options to purchase Common Stock of a subsidiary, COMPASS Design Automation, Inc. ("COMPASS"). The Company's subsidiary, COMPASS, granted stock options to purchase COMPASS common stock to virtually all of the COMPASS employees and certain VLSI employees, including the Named Officers, pursuant to the COMPASS 1992 Stock Option Plan (the "COMPASS Stock Plan"). See "EXECUTIVE OFFICER
     COMPENSATION -- Stock Options" below for additional information regarding options to purchase stock of COMPASS granted in fiscal 1994, 1995 and 1996.

 (5) The amounts in the "All Other Compensation" column for fiscal year 1996 include:

        (a) Company contributions in fiscal 1996 under VLSI's 401(k) Plan, in the following amounts: Alfred J. Stein $4,500; Gregory K. Hinckley $4,500; Larry L. Grant $4,476.

        (b) Payment by the Company of 1996 premiums for term life insurance for the Named Officers in the following amounts: Alfred J. Stein $17,137; Richard M. Beyer $755; Gregory K. Hinckley $2,957; Dieter
            J. Mezger $1,786; Bernd U. Braune $446; Larry L. Grant $1,901.

        (c) Payment by the Company of 1996 premiums for a split dollar life insurance policy in the amount of $40,596 for Mr. Stein and payment by the Company of the 1996 installment of a series of ten annual payments for services to be provided under a ten-year management and consulting agreement between Mr. Stein and the Company (the "Management Agreement") in the amount of $358,302.

        (d) Payment by the Company of 1996 premiums for disability insurance policies for Messrs. Mezger and Braune in the amount of $18,658 and $8,364, respectively.

 (6) Mr. Beyer joined the Company in September 1996.

 (7) Gregory K. Hinckley resigned from his position as an executive officer on January 15, 1997 and terminated employment with the Company on January 31, 1997.

 (8) Dieter J. Mezger resigned as a Senior Vice President of the Company and President of its subsidiary, COMPASS Design Automation, Inc., as of December 12, 1996.

 (9) Bernd U. Braune resigned from his position as an executive officer on January 16, 1997.

(10) Includes certain options granted on March 12, 1996 pursuant to a Company-wide option repricing. See "Ten-Year Option Repricing Table" below.

(11) Includes options to purchase 450,000 shares granted to Alfred J. Stein in 1996 subject to stockholder approval. See "RATIFICATION OF AN AMENDMENT TO THE 1992 STOCK PLAN AND OPTIONS GRANTED THEREUNDER."

CHANGE-IN-CONTROL AGREEMENTS

     The Company is a party to agreements with certain of its officers to help ensure management continuity, which agreements are designed to ensure the officers' continued services to the Company in the event of a change-in-control. All existing change-in-control agreements expired on January 1, 1997. New agreements were entered into during 1996 with certain of the Company's officers. Under the new agreements, benefits are payable only if the officer's employment is terminated by the Company, within two years following a change-in-control, or the officer is constructively discharged during that period. For purposes of the agreement, a change-in-control is deemed to have occurred in the event of (1) Company stockholder approval of (i) a merger or consolidation of the Company with any other corporation or (ii) a plan of liquidation or dissolution; (2) the sale, lease or exchange of more than 50% of the Company's assets; (3) acquisition by any person of beneficial ownership of more than 25% of the combined voting power of the Company's then outstanding securities; or (4) a change of the majority of the incumbent Board of Directors within a three-year period.

     If, within two years after a change-in-control, an officer's employment is terminated by the Company or the officer is constructively discharged, the officer will receive: (1) a severance benefit based on a multiple of his or her current annual base salary; (2) full and immediate vesting of all unvested stock options; and (3) continuation of other incidental benefits. As of the Record Date, only Alfred J. Stein, Richard M. Beyer, Bernd U. Braune and two other employees who are not executive officers had such agreements. Under their respective agreements, Mr. Stein is to receive a multiple of three times his annual salary, Mr. Beyer is to receive two and one-half times his salary and Mr. Braune two times his annual salary.

STOCK OPTIONS

     The following table presents information with respect to options to purchase the Company's Common Stock during fiscal 1996. No options to purchase COMPASS Common Stock were granted during fiscal 1996 to the Named Officers. No stock appreciation rights ("SARs") have been granted by the Company or COMPASS.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS(1)
                        ----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                           % OF TOTAL                               AT ASSUMED ANNUAL
                           NUMBER OF        OPTIONS                               RATES OF STOCK PRICE
                           SECURITIES      GRANTED TO                            APPRECIATION FOR OPTION
                           UNDERLYING      EMPLOYEES    EXERCISE                         TERM(3)
                            OPTIONS        IN FISCAL     PRICE     EXPIRATION -----------------------------
    NAME OR GROUP       GRANTED(#)(2)(4)      YEAR       ($/SH)      DATE        5%($)           10%($)
----------------------  ----------------   ----------   --------   ---------  ------------   --------------
Alfred J. Stein.......       650,000(5)       13.76      $11.00      3/12/06  $  4,496,597   $   11,395,259
                             300,000(6)        6.35       15.31     10/08/06     2,888,513        7,320,059
                        ----------------   ----------
                             950,000          20.11

Richard M. Beyer......       250,000           5.29       13.00       9/9/06     2,043,908        5,179,663
                             125,000           2.65       15.31      10/8/06     1,203,547        3,050,025
                        ----------------   ----------
                             375,000           7.94

Gregory K. Hinckley...        60,000           1.27       11.00      3/12/06       415,070        1,051,870
                              90,000           1.91       15.31     10/08/06       866,554        2,196,018
                        ----------------   ----------
                             150,000           3.18

Dieter J. Mezger......            --             --          --           --            --               --

Bernd U. Braune.......       100,000           2.12       11.00      3/12/06       705,501        1,796,561

Larry L. Grant........        40,000           0.85       11.00      3/12/06       276,714          701,247
                              10,000           0.21       20.50     11/15/06       128,923          326,717
                        ----------------   ----------
                              50,000           1.06

All Stockholders......           N/A            N/A         N/A          N/A   723,012,185    1,832,254,833

---------------
(1) All options to purchase the Company's Common Stock granted in 1996 to the Named Officers have ten-year terms and become exercisable in annual 25% increments, commencing on the first anniversary of the original grant date, with full exercisability occurring on the fourth anniversary date, except
    (i) of the options to purchase shares granted to Larry L. Grant, 5,000 shares vest 100% in the fourth year, and (ii) options granted under the Company's Long Term Incentive Program (see footnote (4) below). The per share exercise price is equal to the fair market value of the Common Stock on Nasdaq/NMS on the date of the grant. The options were granted under the Company's 1992 Stock Plan (the "1992 Plan"), which is currently administered by the Compensation Committee. Such committee has broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto. The 1992 Plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a change-in-control, as defined in the 1992 Plan.

(2) Includes certain options granted on March 12, 1996 pursuant to a Company-wide option repricing. See "Ten-Year Option Repricing Table" below.

(3) For the Named Officers, the potential realizable value is calculated starting with the fair market value on the date of grant and assuming that the Company's Common Stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). For "All Stockholders", the potential value is calculated starting with $24.625 per share, the closing price of the Company's Common Stock on the last trading day of the Company's 1996 fiscal year, December 27, 1996, and assuming the same annual rates of appreciation for ten years, multiplied by the outstanding shares of Common Stock at fiscal year end. Potential realizable value listed for the Named Officers and "All Stockholders" is net of the option exercise price or fiscal year end price, respectively. The assumed rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock prices. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and the option holders' continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(4) Includes options issued to the following officers under the Company's Long Term Incentive Program: Alfred J. Stein -- 300,000 shares; Richard M.
    Beyer -- 125,000 shares; and Gregory K. Hinckley -- 90,000 shares. See "Long Term Incentive Program" below.

(5) Of such options, options to purchase 150,000 shares are subject to stockholder approval.

(6) This option is subject to stockholder approval.

     The number of shares of Company and COMPASS stock issued upon exercise of options and the value realized from any such exercise during the fiscal year ended December 27, 1996 and the number of exercisable and unexercisable options held and their value at December 27, 1996 for the Named Officers of the Company are set forth in the following table.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                              NUMBER OF                       VALUE OF
                                                                        SECURITIES UNDERLYING                UNEXERCISED
                                                                             UNEXERCISED                    IN-THE-MONEY
                                                                             OPTIONS AT                      OPTIONS AT
                                                                              FY-END(#)                     FY-END($)(2)
                     SHARES ACQUIRED ON            VALUE            -----------------------------   -----------------------------
                        EXERCISE(#)            REALIZED($)(1)       EXERCISABLE/    EXERCISABLE/    EXERCISABLE/    EXERCISABLE/
                    --------------------   ----------------------   UNEXERCISABLE   UNEXERCISABLE   UNEXERCISABLE   UNEXERCISABLE
       NAME          VLSI     COMPASS(3)      VLSI     COMPASS(3)       VLSI           COMPASS          VLSI           COMPASS
------------------  -------   ----------   ----------  ----------   -------------   -------------   -------------   -------------
Alfred J. Stein...  150,000     23,333      3,063,110      $0            413,750/            0/      $ 7,347,188/        $ 0/
                                                                       1,006,250             0       $12,452,313         $ 0
Richard M.                0          0              0       0                  0/            0/                0/          0/
 Beyer............
                                                                         375,000             0         4,070,625           0
Gregory K.           62,000     16,667      1,019,374       0             15,501/            0/          104,691/          0/
 Hinckley.........
                                                                         202,499         8,333         2,044,909           0
Bernd U. Braune...   10,000          0        185,000       0              5,000/        6,667/           62,500/          0/
                                                                         115,000         3,333         1,593,750           0
Dieter J.            81,747          0      1,540,805       0                  0/       33,500/                0/          0/
 Mezger...........
                                                                               0             0                 0           0
Larry L. Grant....        0          0              0       0                  0/            0/                0/          0/
                                                                          50,000             0           586,250           0

---------------
(1) Market value of underlying securities on the date of exercise, minus the exercise price.

(2) Market value of underlying securities at fiscal year end (for in-the-money options only) minus the exercise price. No COMPASS stock options held by Named Officers were in-the-money at 1996 fiscal year end. The fair market value of COMPASS common stock at 1996 fiscal year end, as determined by the COMPASS Board of Directors, was $0.10 per share.

(3) In 1992 and 1993, the Company's subsidiary, COMPASS, granted stock options to purchase COMPASS common stock to certain of the Named Officers pursuant to the COMPASS Stock Plan (the "COMPASS Plan"). All optionees under the COMPASS Plan, including such Named Officers, received option grants having an exercise price of $0.10 per share, which represented the estimated fair value of COMPASS common stock on the date of grant as determined by the COMPASS Board of Directors. Subject to certain conditions, these options become exercisable cumulatively as follows: second anniversary of date of the grant, 33 1/3%; third anniversary of the date of the grant, additional 33 1/3%; fourth anniversary of the date of the grant, remaining 33 1/3%. Subject to certain conditions, most of these options, including all those granted to the Named Officers, contain additional rights and obligations, including the right of a COMPASS Plan participant to put shares of COMPASS common stock acquired through the COMPASS Plan back to COMPASS or the Company in certain events; the Company's right to buy back COMPASS common stock issued under the COMPASS Plan; and a right of first refusal by COMPASS or VLSI to purchase COMPASS common stock issued under the COMPASS Plan that is being offered for sale to any third party.

LONG TERM INCENTIVE PROGRAM

     On October 8, 1996, the Company adopted a Long Term Incentive Program (the "Program") for key employees. Under the Program, the employees are granted stock options under the Company's 1992 Stock Plan at fair market value. Options granted vest 50% on the fifth anniversary of the date of the grant and 50% on the sixth anniversary of the date of the grant. Early vesting occurs if the stock price reaches certain price levels and remains at that level for at least twenty days. Current price levels are: $10.00 over grant price, $20.00 over grant price and $30.00 over grant price. Upon meeting each price level, 1/6 of the granted options vest immediately and 1/6 vest 120 days later. The following number of options were granted under the Program in fiscal 1996 to the Named
Officers: Alfred J. Stein -- 300,000 shares (subject to stockholder approval); Richard M. Beyer -- 125,000; and Gregory K. Hinckley -- 90,000 shares.

EXECUTIVE SALARY CONTINUATION AGREEMENT

     In December 1996, the Company entered into an Executive Salary Continuation Agreement (the "Agreement") with Alfred J. Stein, age 64, the Company's Chairman of the Board and Chief Executive Officer. Under the Agreement, upon any voluntary termination after the executive reaches age 65 or any involuntary termination, including death or disability, mental or physical, other than for cause (conviction of a felony involving fraud or dishonesty against the Company; gross unfitness to serve; or an intentional, material violation of a statutory or fiduciary duty not corrected after notice), the executive will receive a lump sum payment equal to three years' compensation, defined as annual base pay plus an amount equal to the average of the executive's highest two annual bonuses, if any, payable with respect to the three fiscal years prior to the termination. In addition, the executive will receive health insurance and other standard Company welfare benefits, as in effect at the date of termination, for the life of the executive and his spouse, or the survivor of them, cost to the Company not to exceed, by premium or otherwise, $10,000 per year. In addition, upon death or disability, mental or physical, all outstanding stock options previously granted to the executive shall vest and executive's estate or successors shall have twelve months within which to exercise them.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

COMPENSATION PRINCIPLES

     The Compensation Committee firmly believes that the compensation of the Company's employees, including executive officers, should be designed to:

     - Attract, retain and motivate well-qualified employees who contribute to the long-term success of the Company.

     - Strongly encourage the development and achievement of strategic objectives that enhance long-term stockholder value.

     - Relate compensation levels to the overall success of the Company, which includes sound financial results for its stockholders, providing quality products and services useful to its customers and fostering an environment based on teamwork, enabling its employees to achieve both strategic and tactical objectives.

     Regarding Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (which limits the deductibility by corporations of certain executive compensation in excess of $1 million for any covered individual), the Compensation Committee has elected to qualify compensation under the Company's 1992 Stock Plan for an exemption from the deductibility limitations of Section 162(m). The non-equity-based compensation paid to the Named Officers in fiscal 1996 did not exceed $1 million, with the exception of Mr. Stein. The Compensation Committee will continue to consider the effects of Section 162(m) but does not currently intend to take any action to preserve the deductibility of cash compensation.

EXECUTIVE COMPENSATION PRACTICES

     The Company's executive compensation program consists primarily of cash and equity-based components. Salary and, if warranted, annual awards under the Executive Performance Incentive Plan (the "Incentive Plan") comprise the cash components. Grants of options under the Company's stock option plans and the COMPASS Stock Plan and participation in the Company's employee stock purchase plan comprise the equity-based components. The Company also provides health and welfare benefits to the Named Officers through programs that are available to all employees in general.

CASH COMPONENTS

     Salary levels are reviewed periodically and Incentive Plan target levels are established annually for executive officers by the Compensation Committee after a review of compensation surveys for electronic manufacturing companies, including integrated circuit manufacturers. For 1996, the survey group consisted of 16 companies in the semiconductor industry, including U.S. semiconductor companies and semiconductor operations of foreign multi-national corporations. Of these companies, ten are included in the Hambrecht & Quist Technology index (See "STOCK PRICE PERFORMANCE GRAPH"). In years that the Company exhibits superior financial performance, cash compensation is designed to be above average competitive levels. When financial performance is below plan, cash compensation is designed to be below average competitive levels. It is the Company's intent to maintain a total compensation program that can attract, motivate and retain high-performance executives who are critical to the long-term success of the Company.

     Employees, including executive officers, who participate in the 401(k) Plan may receive a Company matching contribution into their respective 401(k) Plan accounts of up to 50% of contributions up to 6% of their base wages per year, not to exceed the annual maximum as set by the Internal Revenue Service.

     The Incentive Plan provides for annual awards, which are paid after the end of the fiscal year, based upon achievement of pre-established annual goals (the "Goals"), including revenue and operating profit goals for the Company's financial performance, department or business unit goals and individual performance goals. Each element is weighted by percentage, but the weighting can be varied at the discretion of the Compensation Committee. The Compensation Committee establishes targets for revenue, gross margin and operating profit on a Company-wide and business unit basis at the beginning of each fiscal year, and also sets individual objectives, such as new product development milestones and key product launch dates. During 1996, no awards were made based on revenue, gross margin or operating profit goals because the established targets were not met. The awards that were made in 1996 were made based upon individual performance goals and considerations, particularly the accomplishment of replacing a significant reduction in revenues for X86 core logic chipsets with growth in sales of communication and digital entertainment products. Awards are prorated for participation for less than one year, but awards are not generally paid for less than six months of participation, except at the discretion of the Compensation Committee. Employees with other bonus arrangements or contracts (including commission arrangements) are generally excluded from participation in the Incentive Plan, unless otherwise directed by the Compensation Committee. The Incentive Plan may be modified from time to time, or discontinued, at the discretion of the Compensation Committee.

EQUITY-BASED COMPONENTS

     The Company utilizes equity-based compensation in the form of stock options and discount stock purchases under the employee stock purchase plan for its employees (including the Named Officers) because it provides a close tie between management and the stockholders by focusing employees and management on creating and enhancing long-term stockholder value. The actual value of such equity-based compensation correlates directly to the Company's stock price performance.

     Stock options are an essential element of the Company's compensation package. This component is intended to retain all employees receiving options, including the Named Officers, and to motivate them to improve long-term stock market performance. Some 1,056 employees (or approximately 36% of all employees at December 27, 1996) hold options under the various stock option plans. Stock options are currently outstanding under the 1982 Incentive Stock Option Plan (the "1982 Plan"), which expired in May 1992, the 1992 Plan and the COMPASS Stock Plan.

     In determining the number of shares subject to options to be granted to executive officers, the Compensation Committee considers survey data on options granted to executives with comparable positions at other companies, the number of shares subject to options previously granted to the executive, the number of unvested shares subject to outstanding options held by the executive (which is an indicator of the retention value of the outstanding options) and an evaluation of the executive's prior year individual performance. In 1996, the Compensation Committee continued to focus on retention and individual performance as the critical factors in determining the number of options to grant to executives.

     The options granted in 1996 under the 1992 Plan had exercise prices equal to the fair market value (the Nasdaq/NMS closing price) of the Common Stock on the grant date, or such other date as specified by the Compensation Committee, and will only have value if the stock price increases subsequent to such date. These options become exercisable cumulatively at an annual rate not more than 25% of the total shares granted commencing one year from such date. Both the 1982 Plan and the 1992 Plan provide for full vesting of options in the event there is a change-in-control of the Company.

     During fiscal 1996, the Company repriced outstanding options granted on or after April 27, 1995 having exercise prices in excess of $11.00 per share. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION -- Option Repricing Report" below. Because of the option repricing, the Compensation Committee found it necessary to increase the limit on the number of shares that may be subject to options granted under the 1992 Plan from 500,000 to 1,500,000 to accommodate new options that the Compensation Committee determined should be granted to the Chief Executive Officer. See "RATIFICATION OF AN AMENDMENT TO THE 1992 STOCK PLAN AND OPTIONS GRANTED THEREUNDER."

     Options to purchase common stock of COMPASS granted under the COMPASS Stock Plan in 1996 had exercise prices of not less than the estimated fair value, as determined by the COMPASS and Company Board of Directors, on the grant date. Subject to certain conditions, these options become exercisable cumulatively as follows: second anniversary of the grant date, 33 1/3%; third anniversary of the grant date, additional 33 1/3%; fourth anniversary of the grant date, remaining 33 1/3%. No option under the COMPASS Stock Plan may be exercised after 10 years and one month from the date of the grant. No options to purchase common stock of COMPASS were granted to any of the Named Officers in 1996.

     The Company has not issued any stock appreciation rights (SARs), stock purchase rights, long-term performance awards in stock or stock bonus awards to any Named Officer or any other person under the 1982 Plan, the 1992 Plan or the COMPASS Stock Plan.

CHANGE-IN-CONTROL AGREEMENTS

     The Company is a party to change-in-control agreements with certain of its officers and key employees. Previous change-incontrol agreements expired on January 1, 1997. In the competitive environment of attracting and retaining high-level executives, change-in-control agreements have become an important element of executive officers' compensation packages. Accordingly, new agreements were entered into during 1996 with certain of the Company's officers. The Company may enter into such agreements with additional officers and key employees from time to time. See Table "EXECUTIVE OFFICER COMPENSATION -- Change-In-Control Agreements" above.

1996 CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Stein, in his capacity as the Chairman of the Board and Chief Executive Officer, participates in the same compensation programs as the other Named Officers. The Compensation Committee has targeted Mr. Stein's total compensation, including compensation derived from the Incentive Plan and the stock option plan, at a level it believes is competitive with the average amount paid by other electronics companies based on survey data.

     Mr. Stein's annual base salary was increased from $600,000 to $660,000 in March 1996, primarily based on personal accomplishments and Company performance in 1995. Mr. Stein's Incentive Plan award for 1996, as discussed above under "Executive Officer Compensation," was based on individual performance considerations. Major factors taken into account included the management of a significant shift in revenues from X86 core logic chipsets to communication and digital entertainment products; the recruitment of Richard M. Beyer as President and Chief Operating Officer and other management changes; and the redirection and management of corporate assets, such as the improvements in the San Antonio manufacturing site and the decision to close the San Jose fabrication facility. The 1996 stock option grant to Mr. Stein is believed to be competitive in the industry. Mr. Stein also receives additional life insurance and income tax preparation services.

     As discussed above under "Executive Officer Compensation," in 1996 the Company entered into an Executive Salary Continuation Agreement with Mr. Stein. Given Mr. Stein's long service with the Company and the intense competition for executive talent in the semiconductor industry, the Company believes it is appropriate to provide Mr. Stein with a salary continuation plan defining the terms of any termination or retirement from the Company. After review with outside compensation consultants, the Company believes that the salary continuation agreement entered into with Mr. Stein is competitive in the industry for an executive of Mr. Stein's position and experience.

OPTION REPRICING REPORT

     In March 1996, all employees who held outstanding options under the Company's stock option plans, including all executive officers, were given the opportunity to reprice outstanding stock options granted during the period from April 27, 1995 to March 12, 1996 to the then current market price of $11.00 per share. The Company took this action to retain key employees at a time of intense competition for experienced personnel, to maintain momentum on key development projects and to maintain morale across the Company during the downturn generally experienced by the semiconductor industry beginning in late 1995. There were no separate analyses of the impact of the repricing on the overall compensation of the executive officers or any other employees.

     The Company has repriced options in the past as noted in the "Ten-Year Option Repricing Table" which follows this report.

     This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement (or any portion hereof) into any filing under the Securities Act of 1933 or under the Exchange Act (collectively, the "Acts"), except to the extent that the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

                                          Submitted by the
                                          Compensation Committee:

                                          Pierre S. Bonelli, Chairman
                                          Robert P. Dilworth
                                          James J. Kim (until May 31, 1996)

REPRICED OPTIONS

     The following table sets forth the option repricings for the last ten years for all persons who were executive officers at the time of such repricings.

                        TEN-YEAR OPTION REPRICING TABLE

                                           NUMBER OF
                                           SECURITIES    MARKET PRICE     EXERCISE                    LENGTH OF
                                           UNDERLYING    OF STOCK AT      PRICE AT                 ORIGINAL OPTION
                                          OPTIONS/SARS     TIME OF         TIME OF        NEW       TERM REMAINING
                                          REPRICED OR    REPRICING OR   REPRICING OR    EXERCISE      AT DATE OF
                                            AMENDED       AMENDMENT       AMENDMENT      PRICE       REPRICING OR
             NAME                DATE         (#)            ($)             ($)          ($)      AMENDMENT (YRS.)
------------------------------  -------   ------------   ------------   -------------   --------   ----------------
Douglas J. Bartek.............  4/20/89       15,000          7.50           8.63          7.50           9.5
Former Sr. Vice President,
Logic and Government Products   2/15/90       35,000          6.25           7.63          6.25           7.7
                                              12,500          6.25           7.63          6.25           7.7
                                              37,500          6.25           6.38          6.25           8.8
                                              15,000          6.25           7.50          6.25           9.2

                                12/5/90      117,500          4.50           6.25          4.50           9.2

Bernd U. Braune...............  3/12/96       35,295         11.00          21.25         11.00           9.1
Former Sr. Vice President,                    20,000         11.00          16.25         11.00           9.8
Global Business Operations                     4,705         11.00          21.25         11.00           9.1

Larry R. Carter...............  2/15/90        2,000          6.25           7.50          6.25           9.2
Former Vice President,
  Finance,                                    32,000          6.25           7.50          6.25           9.2
Chief Financial Officer and
Treasurer                       12/5/90       49,000          4.50           6.25          4.50           9.2

Donald L. Ciffone.............  3/12/96       25,295         11.00          21.25         11.00           9.1
Former Sr. Vice President and                 20,000         11.00          16.25         11.00           9.8
General Manager,                               4,705         11.00          21.25         11.00           9.1
VLSI Products Divisions

Douglas G. Fairbairn..........  2/15/90       37,000          6.25           7.63          6.25           7.7
Former Sr. Vice President,                    15,000          6.25           7.63          6.25           7.7
Design Technology                              7,500          6.25           7.50          6.25           9.2

James R. Fiebiger.............  2/15/90      210,000          6.25           7.63          6.25           8.0
Former President and                          20,000          6.25           7.50          6.25           9.2
Chief Operating Officer

Balakrishnan S. Iyer..........  3/12/96        5,295         11.00          21.25         11.00           9.1
Vice President and                             4,705         11.00          21.25         11.00           9.1
Controller

L. Don Maulsby................  3/12/96       25,295         11.00          21.25         11.00           9.1
Former Group Vice President                    4,705         11.00          21.25         11.00           9.1
Computing Products

Alfred J. Stein...............  2/15/90       97,600          6.25           7.63          6.25           7.7
Chairman of the Board and                     32,400          6.25           7.625         6.25           7.7
Chief Executive Officer                       50,000          6.25           7.625         6.25           8.0
                                              50,000          6.25           7.50          6.25           9.2
                                12/5/90      280,000          4.50           6.25          4.50           9.2

                                3/12/96      500,000(1)      11.00          21.25         11.00           9.1

---------------
(1) Of such options, options to purchase 150,000 shares are subject to stockholder approval.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 (the "S&P 500") index and the Hambrecht & Quist Technology ("H&Q Technology") index. The H&Q Technology index is composed of approximately 200 companies in the electronics and technology industry, including semiconductors, health care and related service industries. Historic stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)           VLSI TECHNOLOGY        S & P 500       H & Q TECHNOLOGY
12/28/91                                    100                 100                 100
12/26/92                                 106.56              107.62              115.02
12/28/93                                 140.98              118.46              125.52
12/30/94                                 157.38              120.03               145.7
12/29/95                                  237.7              165.13              218.76
12/27/96                                 313.11              203.05              262.49

                                           12/28/91   12/26/92   12/28/93   12/30/94   12/29/95   12/27/96
                                           --------   --------   --------   --------   --------   --------
VLSI TECHNOLOGY..........................  $ 100.00   $ 106.56   $ 140.98   $ 157.38   $ 237.70   $ 313.11
S&P 500..................................  $ 100.00   $ 107.62   $ 118.46   $ 120.03   $ 165.13   $ 203.05
H&Q TECHNOLOGY...........................  $ 100.00   $ 115.02   $ 125.52   $ 145.70   $ 218.76   $ 262.49

                   Assumes $100 invested on December 28, 1991

                * Total return assumes reinvestment of dividends

Note: Total returns for the S&P 500 index and for the H&Q Technology index are weighted based on market capitalization.

     The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement (or any portion hereof) into any filing under the Acts, except to the extent that the Company specifically incorporates this performance graph by reference, and shall not otherwise be deemed filed under such Acts.

            RATIFICATION OF AN AMENDMENT TO THE 1992 STOCK PLAN AND
                           OPTIONS GRANTED THEREUNDER

     Since 1982, the Company has provided stock options as an incentive to its key employees and executives as a means to promote increased stockholder value. Management believes stock options are one of the prime ways to attract and retain key personnel responsible for the continued development and growth of VLSI's business. In addition, stock options are considered a competitive necessity in the semiconductor/high technology industries.

PROPOSED AMENDMENT

     The 1992 Plan has a limit of 500,000 shares that can be granted under options to purchase to any one employee in a fiscal year. The Company's Board of Directors, subject to stockholder approval, has adopted an amendment to the 1992 Stock Plan (the "1992 Plan") to increase the number of shares that can be granted to any one employee in any fiscal year from 500,000 shares to 1,500,000 shares. At the Annual Meeting, stockholders are being asked to approve the increase in the limit under the 1992 Plan and ratify the granting of options to purchase 450,000 shares (150,000 in exchange for cancellation of previously granted options in a repricing and 300,000 under new grants pursuant to the Long Term Incentive Program) to Alfred J. Stein, pursuant to the 1992 Plan, as amended (the "1996 Options").

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to ratify the increase in the number of shares that can be granted to any one employee in any fiscal year under the 1992 Plan and the 1996 Options.

RECOMMENDATION

     The Board of Directors unanimously recommends that stockholders vote "FOR" ratification of the amendment to the 1992 Plan and the 1996 Options. The essential features of the 1992 Plan, as amended, are outlined below.

GENERAL

     The 1992 Plan provides an incentive to eligible employees and consultants whose present and potential contributions are important to the continued success of the Company, affords them an opportunity to acquire a proprietary interest in the Company, and enables the Company to enlist and retain the best available talent for the conduct of its business. The 1992 Plan permits the granting of incentive stock options ("ISOs"), nonstatutory stock options ("NSOs"), stock appreciation rights ("SARs"), stock purchase rights ("Purchase Rights"), long-term performance awards ("Long-Term Awards") and stock bonus awards ("Stock Bonuses"). SARs, Purchase Rights, Long-Term Awards and Stock Bonuses are referred to collectively as "Rights". The Company does not currently have any specific plans to grant any awards under the 1992 Plan other than options.

ELIGIBILITY

     Awards may be granted under the 1992 Plan to employees (including officers and directors) and consultants of the Company, its parent (if any) and its subsidiaries. The 1992 Plan provides that NSOs, SARs, Purchase Rights, Stock Bonuses and Long-Term Awards may be granted to employees and consultants of the Company or any parent or majority-owned subsidiary of the Company. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary of the Company. As of December 27, 1996, the Company's 2,801 employees and its consultants would have been eligible to participate in the 1992 Plan.

ADMINISTRATION

     The 1992 Plan may be administered by the Board of Directors or by a committee of the Board (the "Administrator"), and is currently administered by the Compensation Committee, which is composed solely of non-employee directors. The Administrator has full power to select, from among the employees and consultants eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the 1992 Plan. The interpretation and construction of any provision of the 1992 Plan by the Administrator shall be final and conclusive.

STOCK OPTIONS

     The term of each option will be fixed by the Administrator and may not exceed 10 years from the date of grant in the case of ISOs, or five years from the date of grant in the case of ISOs granted to 10% stockholders. The Administrator determines the time or times that each option may be exercised. Options may become exercisable in installments, and the exercisability of options may be accelerated either automatically upon the occurrence of certain events described in the 1992 Plan or the option agreement or on a discretionary basis by the Administrator.

     The Administrator sets the option exercise price, which may be less than 100% of the fair market value on the date of grant of the option. The method of payment of consideration with respect to shares issued upon exercise of options granted under the 1992 Plan shall be determined by the Administrator (and, in the case of ISOs, determined at the time of grant) and may be any legal form of consideration permitted by applicable laws.

     In March 1996, the Compensation Committee of the Board of Directors approved an option exchange program under which holders of outstanding options were offered the opportunity to exchange options granted on or after April 27, 1995 with exercise prices exceeding $11.00 per share for new options having an exercise price of $11.00 per share. New options issued in exchange for options granted on April 27, 1995 have the same terms as the surrendered options, except that the new options have vested at a rate of 25% per year beginning March 12, 1996 and have a term of ten years from March 12, 1996. New options issued in exchange for options granted after April 27, 1995 have the same terms as the surrendered options, except that the new options have vested at a rate of 25% per year beginning one year after the date on which the surrendered option would have begun to vest and have a term that expires ten years after the first anniversary of the date on which the surrendered option would have begun to vest. Options to purchase an aggregate of 1,833,775 shares at a weighted average exercise price of $20.85 per share were surrendered in the option exchange.

     The Administrator of the 1992 Plan may at any time offer to buy out, for a payment in cash or shares of Common Stock of the Company, any option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the optionee at the time that such offer is made. Buy-out offers made to persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), referred to herein as "Insiders", may only be payable in cash.

STOCK APPRECIATION RIGHTS

     The 1992 Plan also permits the granting of nontransferable stock appreciation rights. SARs may be granted in connection with all or any part of an option, either concurrently with the grant of such option or at any time thereafter during the term of the option, or may be granted independently of options.

     The Administrator of the 1992 Plan may place limits on the aggregate amount that may be paid upon exercise of an SAR, provided, however, that with respect to SARs granted in connection with options, such limits shall not restrict the exercisability of the related option. The Company's obligation arising upon the exercise of an SAR may be paid in Common Stock or in cash, or any combination thereof, as the Administrator may determine.

TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP

     Under the 1992 Plan, the period of time during which an option or SAR may be exercised following an optionee's termination of employment or consulting relationship for any reason is such period as is determined by the Administrator, up to a maximum of 10 years in the case of death or permanent disability and five years in the case of termination for any other reason. After termination of employment or consulting, an option or SAR may thereafter be exercised during the specified period but in no event after the expiration of the original term of the option or SAR. After termination, an option or SAR is generally only exercisable to the extent it was exercisable at the date of such termination, unless otherwise determined by the Administrator. The employment or consulting relationship is not considered to be terminated in the event of certain leaves of absence or transfers between the Company, its parent (if any), its majority-owned subsidiaries or its affiliated companies (defined to be companies with respect to which the Company owns, directly or indirectly, at least 20% of the voting power).

STOCK PURCHASE RIGHTS

     The 1992 Plan permits the Company to grant stock purchase rights, which allow the offeree the opportunity to purchase, during a specified period of time not exceeding 60 days, Common Stock of the Company on the terms specified by the Administrator. The Administrator notifies the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the offeree shall be entitled to purchase, the price to be paid and the time within which the offeree must accept such offer (which shall in no event exceed 60 days from the date upon which the Administrator made the determination to grant the Purchase Right). Offers may be accepted by execution of a restricted stock purchase agreement between the Company and the offeree and payment of the purchase price.

     Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option at the original price paid by the purchaser with respect to unvested shares, exercisable upon the termination of the purchaser's employment or consulting relationship for any reason. The purchase price for shares repurchased by the Company pursuant to the restricted stock purchase agreement may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

LONG-TERM PERFORMANCE AWARDS

     The 1992 Plan also permits the granting of Long-Term Awards payable in cash or Common Stock. The range of values subject to a Long-Term Award may be specified in dollar amounts and/or numbers of shares. Such awards shall be based upon Company, parent, subsidiary, affiliated company and/or individual performance over designated periods, measured by such factors or other criteria as the Administrator deems appropriate. Performance objectives may vary from participant to participant, group to group and period to period. Such awards shall not require payment by the award recipient of any consideration. The Administrator may adjust Long-Term Awards as it deems necessary or appropriate, based on changes in the law or in accounting or tax rules, in order to avoid windfalls or hardships.

STOCK BONUS AWARDS

     The 1992 Plan also permits the granting of Stock Bonuses based on such performance or employment-related factors as the Administrator shall determine. Stock Bonus awards may vary from participant to participant and group to group. Such awards shall not require payment by the recipient of any consideration but may, in the discretion of the Administrator, be subject to vesting or forfeiture restrictions.

WRITTEN AGREEMENTS; RULE 16b-3

     All awards granted under the 1992 Plan shall be evidenced by a written agreement between the Company and the employee or consultant to whom such award is granted. Awards granted to Insiders are subject to any additional applicable restrictions under Rule 16b-3.

RIGHTS NONTRANSFERABLE

     Options and Rights granted pursuant to the 1992 Plan are nontransferable by the participant, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. Options or Rights may be exercised, during the lifetime of the participant, only by the participant or by a permitted transferee.

USE OF STOCK FOR TAX WITHHOLDING

     The 1992 Plan permits participants to satisfy tax withholding obligations arising from the grant, vesting or exercise of options or Rights by surrendering shares of Common Stock already owned, or by directing the Company to withhold from the shares of Common Stock issued or issuable pursuant to the award in question that number of shares, having a fair market value equal to the tax withholding liability as of the applicable tax date. All elections to utilize stock for tax withholding are subject to the approval of the Administrator.

CHANGE-IN-CONTROL PROVISIONS

     The 1992 Plan provides that in the event of a change-incontrol of the Company (as defined below), except as otherwise determined by the Administrator in its discretion prior to the change-in-control, all stock options and Rights granted under the 1992 Plan that are outstanding as of the date such change-in-control is determined to have occurred and that are not yet exercisable and vested on such date will become immediately vested and fully exercisable. A change-in-control means the occurrence of (i) the acquisition by a person or entity (other than the Company, one of its subsidiaries, or a Company employee benefit plan or trustee thereof) of securities representing 50% or more of the combined voting power of the Company, (ii) a transaction requiring the approval of the stockholders and involving the sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, or (iii) a change in the composition of the Board of Directors after which less than a majority of the directors in office are incumbent directors.

     In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option and Right shall be assumed or substituted by such successor corporation or a parent or subsidiary of the successor corporation, unless the Administrator determines, in lieu of such assumption or substitution, that the participant shall have the right to exercise the option or Right as to all or a portion of the shares subject to such option or Right that would not otherwise be exercisable, for a period of time determined by the Administrator, after which the options and Rights shall terminate.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     In the event any change, such as a stock split or dividend, is made in the Company's capitalization, which change results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares that have been reserved for issuance under the 1992 Plan and the price per share covered by each outstanding option, SAR, Purchase Right and Long-Term Award. In the event of the proposed dissolution or liquidation of the Company, all outstanding options and Rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in its discretion, make provision for accelerating the exercisability of shares subject to options or Rights under the 1992 Plan in such event.

AMENDMENT AND TERMINATION

     The Board may amend, alter, suspend or discontinue the 1992 Plan at any time, but any such amendment, alteration, suspension or discontinuation shall not adversely affect any outstanding option or Right under the 1992 Plan without the consent of the holder thereof. To the extent necessary and desirable to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment to the 1992 Plan in such a manner and to such a degree as is required. The 1992 Plan will terminate by its terms on April 30, 2002.

     Subject to applicable laws and the specific terms of the 1992 Plan, the Administrator may accelerate any option or Right or waive any condition or restriction pertaining to such option or Right at any time. The Administrator may also substitute new options or Rights for previously granted options or Rights, including previously granted options or Rights having higher prices, and may reduce the exercise price of any option or Right to the then current fair market value if the fair market value of the Common Stock covered by such option or Right shall have declined since the date the option or right was granted.

FEDERAL INCOME TAX INFORMATION

     The following is only a brief summary of the federal income tax consequences of transactions under the 1992 Plan based on federal income tax laws in effect on January 1, 1997. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

     Stock Options

     An optionee will recognize no taxable income upon grant or exercise of incentive stock options under the 1992 Plan, unless the alternative minimum tax rules apply. The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO. Upon an optionee's resale of the underlying shares (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the option (the "statutory holding periods")), any gain will be taxed to the optionee as long-term capital gain. If the statutory holding periods are not satisfied (i.e., the optionee makes a "disqualifying disposition"), the optionee will recognize compensation income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. Any additional gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss.

     An optionee will not recognize any taxable income at the time he or she is granted an NSO under the 1992 Plan. However, upon exercise of the NSO, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The Company will be entitled to a tax deduction in the same amount, subject to certain limitations of Code Section 162(m) with respect to below market options/SARs. Upon an optionee's resale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

     The compensation income recognized upon exercise of an NSO by an optionee who is also an employee will be treated as wages for tax purposes and will be subject to tax withholding by the Company out of the current compensation paid to such person, if any. If such current compensation is insufficient to satisfy the tax withholding obligation, such person will be required to make direct payment to the Company for the tax liability. Any required withholding in connection with the exercise of an NSO may, with the consent of the Administrator, be satisfied by an optionee, in whole or in part, by surrendering to the Company shares of Common Stock previously owned by such person or shares issued upon exercise of the option. For such purpose, the surrendered shares are valued at their fair market value at the time of surrender.

     Stock Appreciation Rights

     No income will be recognized by a recipient in connection with the grant of an SAR. When the SAR is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the fair market value of any Common Stock (or cash, as the case may be) received upon the exercise. In the case of a recipient who is also an employee, any taxable income recognized upon exercise of an SAR will constitute wages for which withholding will be required. The Company will be entitled to a tax deduction in the same amount, subject to certain limitations of Code Section 162(m) with respect to below market options/SARs. Any gain or loss on the resale of Common Stock acquired, upon exercise of an SAR, will be treated as capital gain or loss.

     Stock Purchase Rights

     Purchase Rights will generally be taxed in the same manner as NSOs.

     Long-Term Performance Awards

     Generally, no income will be recognized by a recipient in connection with the grant of a Long-Term Award of stock that is subject to vesting restrictions (referred to as "restricted stock"), unless an election under Section 83(b) of the Code is filed with the Internal Revenue Service within 30 days of the date of grant. Otherwise, at the time the Long-Term Award vests, the recipient will generally recognize compensation income in an amount equal to the fair market value of the award at the time of vesting. Generally, the recipient will be subject to the same tax consequences as for NSOs. In the case of a recipient who is also an employee, any amount included in income will be subject to withholding by the Company. The Company will be entitled to a tax deduction in the same amount, and at the time the recipient recognizes ordinary income with respect to a Long-Term Award (subject to certain limitations imposed by Code
Section 162(m)).

     Stock Bonuses

     A recipient who receives fully vested shares of Common Stock pursuant to a Stock Bonus will generally recognize ordinary income in the year of receipt equal to the fair market value of the stock on the date of grant. If the recipient receives restricted stock pursuant to a Stock Bonus Award, the recipient will recognize ordinary income equal to the fair market value of the stock at the time or times the restrictions lapse (unless a Section 83(b) election is timely filed within 30 days of the date of grant). If the recipient is an employee, any amount included in income will be subject to withholding by the Company. As a general rule, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income with respect to the Stock Bonus (subject to certain limitations imposed by Code
Section 162(m)).

     Special Rules Applicable to Insiders and Restricted Stock Purchasers

     Generally, Insiders and individuals who purchase restricted stock may have their recognition of compensation income and the beginning of their capital gains holding period deferred until a date (the "Deferral Date") that is up to six months after option exercise (in the case of Insiders) or the date on which the restrictions lapse (in the case of restricted stock purchasers), with the excess of the fair market value of the stock on the Deferral Date over the purchase price being taxed as ordinary income, and the tax holding period for any subsequent gain (or loss) beginning at the end of such period. However, an Insider or restricted stock purchaser who files a timely election under Section 83(b) may instead be taxed on the difference between the excess of the fair market value on the date of transfer by the Company to the optionee over the purchase price, with the tax holding period beginning on such date. Similar rules apply for alternative minimum tax purposes with respect to the exercise of an ISO by an Insider.

     In order for compensation in excess of $1 million realized by any of the Named Officers to be deductible by the Company, IRS regulations require any option plan to state the maximum number of shares subject to options that can be granted during a fiscal year to any one individual. The 1992 Plan, as amended, subject to stockholder approval, has a limit of 1,500,000 shares subject to options per employee per fiscal year. Also, the 1992 Plan provides for an additional option grant of not more than 500,000 shares to be granted to any newly hired employee. While the Company does not expect to grant this number of options to an individual on a regular basis, the Company does expect that this would be the maximum number of options that would be necessary to recruit any outstanding top executive.

PARTICIPATION IN 1992 PLAN

     The grant of options, stock appreciation rights, stock purchase rights, stock bonus awards and long-term performance awards under the 1992 Plan to employees, including the Named Officers, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the 1992 Plan. Accordingly, future awards are not determinable. Non-employee directors are not eligible to participate in the 1992 Plan. The following table sets forth information with respect to the grant of options to the Named Officers, to all current executive officers as a group and to all other employees as a group during the last fiscal year.

                             AMENDED PLAN BENEFITS

                                1992 STOCK PLAN

                                                                      NUMBER OF            EXERCISE
                      NAME OF INDIVIDUAL                        SECURITIES UNDERLYING        PRICE
              OR IDENTITY OF GROUP AND POSITION                  OPTIONS GRANTED(#)         ($/SH)
--------------------------------------------------------------  ---------------------     -----------
Alfred J. Stein...............................................          650,000(1)          $ 11.00
Chairman of the Board and                                               300,000               15.31
Chief Executive Officer
Richard M. Beyer..............................................          250,000               13.00
President and                                                           125,000               15.31
Chief Operating Officer
Gregory K. Hinckley...........................................           60,000               11.00
Former Senior Vice President                                             90,000               15.31
and Chief Financial Officer
Dieter J. Mezger..............................................               --                  --
Former Senior Vice President
of the Company and President
of COMPASS Design Automation, Inc.
Bernd U. Braune...............................................          100,000               11.00
Former Senior Vice President,
Global Business Operations
Larry L. Grant................................................           40,000               11.00
Vice President, General Counsel                                          10,000               20.50
and Secretary
All current executive officers as a group (5 persons).........        1,519,000               13.01(2)
All other employees as a group................................        3,262,175               11.93(2)

---------------
(1) Of such options, options to purchase 450,000 shares are subject to stockholder approval.

(2) Represents weighted average per share exercise price.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 26, 1997 and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Ernst & Young LLP has audited the Company's financial statements since 1980. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LARRY L. GRANT
                                          Secretary
Date: April 4, 1997

                              VLSI TECHNOLOGY, INC.


                                 1992 STOCK PLAN

         (As adopted by the Board of Directors on May 1, 1992 and as amended on November 17, 1994, March 12, 1996 and March 21, 1997, and approved by the stockholders on August 20, 1992, April 27, 1995, May 31, 1996, and subject to stockholder approval at the 1997 Annual Meeting of Stockholders on May 7, 1997).

         1. Purposes of the Plan. The purpose of this 1992 Stock Plan is to enable the Company to provide an incentive to Employees and Consultants whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain the best available talent for positions of substantial responsibility. It is intended that this purpose will be effected through the granting of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Stock Purchase Rights, Stock Bonus Awards and Long-Term Performance Awards.

         2. Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

            (b) "Affiliated Company" means a corporation, whether now or hereafter existing, which is not a Subsidiary but with respect to which the Company owns, directly or indirectly through one or more Subsidiaries, at least 20% of the total voting power of all classes of stock.

            (c) "Applicable Laws" means the legal requirements relating to the administration of stock option and equity incentive plans under applicable state corporate and securities laws and under the Code.

            (d) "Board" means the Board of Directors of the Company.

            (e) "Code" means the Internal Revenue Code of 1986, as amended.

            (f) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

            (g) "Common Stock" means the Common Stock of the Company.

            (h) "Company" means VLSI Technology, Inc., a Delaware corporation.

            (i) "Consultant" means (i) any person, including an advisor, who is engaged by the Company or by a Parent or Subsidiary of the Company to render consulting services to it and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are compensated, through a director's fee or other standard director compensation, only for their services as Directors of the Company, (ii) any currently authorized manufacturer's representative or sales representative firm which sells products of the Company or of a Parent or Subsidiary of the Company, as designated by the Company in its sole discretion (which designation shall be subject to withdrawal at any time for any or no reason), whether compensated by the Company for service as such or not, or (iii) any individual who is employed by such a manufacturer's representative or sales representative firm to perform services which include the sale of products of the Company or of a Parent or Subsidiary of the Company, whether compensated by the Company for such services or not.

            (j) "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of service as an Employee or Consultant, provided, however, that Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Administrator, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries, its Affiliated Companies or its successor. In the case of a leave of absence which extends for more than ninety (90) days and after which there is no contractual or statutory guaranty of reemployment, the Employee's employment or Consultant's service as such shall be deemed to have terminated on the ninety-first (91st) day of such leave of absence.

            (k) "Director" means a member of the Board.

            (l) "Disability" means total and permanent disability, as defined in
Section 22(e)(3) of the Code.

            (m) "Employee" means any person, including Officers and Directors, employed by the Company or by any Parent or Subsidiary of the Company, as such term is defined under common law and interpreted by the rules and regulations under the Code. Neither service as a Director nor the payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

            (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (o) "Fair Market Value" means, as of a specified date, the value of Common Stock determined by the Administrator as follows:

                (i) If the Common Stock is listed on any established stock exchange or quoted on a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or, if listed on more than one exchange, the exchange with the greatest volume of trading in Common Stock) or system on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

                (ii) If the Common Stock is quoted on the NASDAQ System (but is not included on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the closing bid and closing asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

                (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

            (p) "Incentive Stock Option" means an Option that satisfies the provisions of Section 422 of the Code.

            (q) "Insider" means an Officer or Director.

            (r) "Long-Term Performance Award" means an award granted pursuant to
Section 10 of the Plan.

            (s) "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

            (t) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option, Stock Purchase Right, SAR, Long-Term Performance Award or Stock Bonus Award grant. The Notice of Grant is part of the Option Agreement, the Restricted Stock Purchase Agreement, the SAR Agreement, the Long-Term Performance Award agreement or the Stock Bonus Award agreement, as the case may be.

            (u)  "Officer" means an officer of the Company within the meaning of
Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (v)  "Option" means a stock option granted pursuant to the Plan.

            (w) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

            (x) "Optioned Stock" means the Common Stock subject to an Option or Right.

            (y) "Optionee" means an Employee or Consultant who holds an outstanding Option or Right.

            (z) "Option Exchange Program" means a program whereby outstanding options (whether originally granted under this Plan or under other plans of the Company) are surrendered in exchange for Options with a lower exercise price.

            (aa) "Outside Director" shall mean a Director who is not an Employee.

            (bb) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (cc) "Plan" means this 1992 Stock Plan.

            (dd) "Restricted Stock" means shares of Common Stock purchased pursuant to Stock Purchase Rights granted under Section 8 of the Plan.

            (ee) "Restricted Stock Purchase Agreement" means a written agreement between the Company and an Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

            (ff) "Right" means and includes SARs, Long-Term Performance Awards, Stock Purchase Rights and Stock Bonus Awards granted pursuant to the Plan.

            (gg) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act (or any successor to Rule 16b-3), as in effect when discretion is being exercised with respect to the Plan.

            (hh) "SAR" means a stock appreciation right granted pursuant to
Section 7 of the Plan.

            (ii) "SAR Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The SAR Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

            (jj) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

            (kk) "Stock Bonus Award" means an award granted pursuant to Section 9 of the Plan.

            (ll) "Stock Purchase Right" means a right to purchase Common Stock granted pursuant to Section 8 of the Plan.

            (mm) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

         In addition, the term "waiting period", the term "Performance Period", the terms "Change in Control" and "Incumbent Directors" and the term "Tax Date" shall have the meanings set forth in Sections 7, 10, 12 and 13 of the Plan, respectively.

         3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the total number of Shares reserved and available for distribution pursuant to awards made under the Plan shall be 9,500,000. The Shares may be authorized but unissued or reacquired stock.

         If an Option or Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other Options or Rights granted under the Plan.

         Notwithstanding any other provision of the Plan, Shares issued upon exercise of Options or Rights under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

         4. Administration of the Plan.

            (a) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Outside Directors, Directors who are Employees, Officers who are not Directors, and Employees and Consultants who are neither Directors nor Officers.

            (b) Administration With Respect to Directors and Officers. With respect to grants of Options or Rights to Employees or Consultants who are also Officers or Directors, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary grant or award plan under Rule 16b-3, or
(B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted (I) in such a manner as to permit the Plan to comply with the rules governing a plan intended to qualify as a discretionary grant or award plan under Rule 16b-3 and (II) in such a manner as to satisfy the Applicable Laws.

            (c) Administration With Respect to Other Persons. With respect to grants of Options or Rights or to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

            (d) Committee Composition. Once a Committee has been appointed pursuant to subsection (b) or (c) of this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) or remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (b), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan.

            (e) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                (i) to grant Incentive Stock Options, Nonstatutory Stock Options, SARs, Stock Purchase Rights, Stock Bonus Awards and Long-Term Performance Awards;

                (ii) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

                (iii) to select the Employees and Consultants to whom Options and Rights may from time to time be granted hereunder;

                (iv) to determine whether and to what extent Options and Rights, or any combination thereof, are granted hereunder;

                (v) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

                (vi)   to approve forms of agreements for use under the Plan;

                (vii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder and of the Options or Rights so awarded (including, but not limited to, the exercise or purchase price and any restriction or limitation regarding any Option or Right and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                (viii) to determine whether and under what circumstances an Option or Right may be settled in cash instead of Common Stock;

                (ix) to reduce the exercise price of any Option or Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Right shall have declined since the date the Option was granted;

                (x) to modify or amend the terms and conditions of any Option or Right, subject to Section 15 of the Plan (including, but not limited to, accelerating vesting or waiving forfeiture restrictions);

                (xi)   to institute an Option Exchange Program;

                (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Right previously granted by the Administrator;

                (xiii) to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan; and

                (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

            (f) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding.

            (g) Suspension or Termination of Option or Right. If the Chief Executive Officer or his or her designee reasonably believes that an Optionee has committed an act of misconduct, the Chief Executive Officer may suspend the Optionee's right to exercise any Option or Right or to receive any benefits relating thereto pending a determination by the Administrator. If the Administrator determines that an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any Option or Right or to receive any benefits relating to Options or Rights whatsoever. In making such determination, the Administrator shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Administrator.

         5. Eligibility. Nonstatutory Stock Options and Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Right may, if he or she is otherwise eligible, be granted additional Options or Rights.

         6. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 19. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 15 of the Plan.

         7. Options and SARs.

            (a) Options. The Administrator, in its discretion, may grant Options to eligible participants and shall determine whether such Options shall be Incentive Stock Options or Nonstatutory Stock Options. Each Option shall be evidenced by a Notice of Grant, which shall expressly identify the Options as either Incentive Stock Options or as Nonstatutory Stock Options and which shall be in such form and contain such provisions as the Administrator shall from time to time deem appropriate. Without limiting the foregoing, the Administrator may, at any time, or from time to time, authorize the Company, with the consent of the respective holders of outstanding options or rights, to issue Options or Rights in exchange for the surrender and cancellation of any or all outstanding options or rights held by such person. Option agreements shall contain the following terms and conditions:

                (i) Exercise Price; Number of Shares. The Notice of Grant shall specify the per Share exercise price for the Shares issuable pursuant to an Option, which shall be such price as is determined by the Administrator. The Notice of Grant shall also specify the number of Shares which are subject to the Option.

                (ii) Waiting Period, Exercise Dates and Term. At the time an Option is granted, the Administrator will determine the terms and conditions to be satisfied before Shares may be purchased upon exercise of the Option, including the date or dates on which Shares subject to the Option first become available for purchase.

The Administrator may specify that an Option may not be exercised until the completion of a specified service period or until certain Company, Subsidiary, Affiliated Company or individual performance objectives are met. Any such period is referred to herein as the "waiting period". At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised, which shall not be earlier than the end of the waiting period, if any, nor, in the case of an Incentive Stock Option, later than ten (10) years, from the date of grant. The Notice of Grant shall specify the term of the Option.

                  (iii) Form of Payment. The form of payment acceptable to the Company in payment by an Optionee of the exercise price of Shares to be issued upon exercise of an Option shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and, subject to compliance with the Delaware General Corporation Law, may consist entirely of:

                           (a) cash;

                           (b) check (personal, cashier's or certified) or money
order;

                           (c) promissory note;

                           (d) other Shares which (I) in the case of Shares
acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender and (II) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised;

                           (e) delivery to the Company of (I) a properly
executed exercise notice, (II) irrevocable instructions to a broker to sell a sufficient number of the Shares being exercised to cover the exercise price and to promptly deliver to the Company the amount of sale proceeds required to pay the exercise price and any required tax withholding relating to the exercise, and (III) such other documentation as the Administrator and the broker shall require to effect a same-day exercise and sale;

                           (f) delivery to the Company of (I) a properly
executed exercise notice, (II) irrevocable instructions to a broker or other third party acceptable to the Company to hold the Shares being exercised as collateral for a loan to the Optionee of an amount sufficient to cover the exercise price and to promptly deliver to the Company the amount of loan proceeds required to pay the exercise price and any required tax withholding relating to the exercise and (III) such other documentation as the Administrator and the broker or other third party shall require to effect the transaction;

                           (g) delivery of an irrevocable subscription agreement
for the Shares which irrevocably obligates the Optionee to take and pay for the Shares not more than twelve months after the date of delivery of such subscription agreement;

                                    (h) any combination of the foregoing methods
of payment; or

                                    (i) such other method of payment for the
issuance of Shares as is permitted by the Applicable Laws.

                           (iv)     Special Incentive Stock Option Provisions.
In addition to the foregoing, Options granted under the Plan which are intended to be Incentive Stock Options under Section 422 of the Code shall be subject to the following terms and conditions:

                                    (a) Exercise Price. The per share exercise
price of an Incentive Stock Option shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                                    (b) Dollar Limitation. If an Option granted
hereunder to an Optionee is intended to be an Incentive Stock Option, then to the extent that such Option, when considered together with all other incentive stock options held by Optionee (whether granted hereunder or under other plans of the Company or its Parent or Subsidiaries), would cause the Fair Market Value of all shares of stock of the Company, its Parent and Subsidiaries first becoming exercisable by the Optionee during any calendar year to exceed $100,000, such Option shall be treated as a Nonstatutory Stock Option. For purposes of the preceding sentence, (1) options shall be taken into account in the order in which they were granted, and (2) the Fair Market Value of the shares subject to the option shall be determined as of the time the Option or other incentive stock option is granted.

                                    (c) 10% Stockholder. If any Optionee to whom
an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner (as determined under Section 424(d) of the Code) of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Parent or Subsidiary of the Company, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                                        (1) The per Share Option price of Shares
subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of Common Stock on the date of grant; and

                                        (2) The Option shall not have a term in
excess of five (5) years from the date of grant.

Except as modified by the preceding provisions of this subsection 7(a)(iv) and except as otherwise limited by Section 422 of the Code, all of the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

             (v) Other Provisions. Each Option granted under the Plan may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

             (vi) Buy-out Provisions. The Administrator may at any time offer on behalf of the Company to buy out, for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made, provided, however, that buy-out offers made to Insiders may only be payable in cash. Any such cash offer made to an Officer or Director shall comply with the applicable provisions of Rule 16b-3, if any.

         (b) SARs.

             (i) In Connection with Options. At the sole discretion of the Administrator, SARs may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to SARs that are granted in connection with Options:

                 (a) The SAR shall entitle the Optionee to exercise the SAR by surrendering to the Company unexercised a portion of the related Option. The Optionee shall receive in exchange from the Company an amount equal to the excess of (1) the Fair Market Value, on the date of exercise of the SAR, of the Common Stock covered by the surrendered portion of the related Option over (2) the exercise price of the Common Stock covered by the surrendered portion of the related Option. Notwithstanding the foregoing, the Administrator may place limits on the amount that may be paid upon exercise of an SAR; provided, however, that such limit shall not restrict the exercisability of the related Option.

                 (b) When an SAR is exercised, the related Option, to the extent surrendered, shall be cancelled and shall cease to be exercisable.

                 (c) An SAR shall be exercisable only when and to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires.

                 (d) An SAR may only be exercised at a time when the Fair Market Value of the Common Stock covered by the related Option exceeds the exercise price of the Common Stock covered by the related Option.

            (ii) Independent of Options. At the sole discretion of the Administrator, SARs may be granted independently without related Options. The following provisions apply to SARs that are not granted in connection with
Options:

                   (a) The SAR shall entitle the Optionee, by exercising the SAR, to receive from the Company an amount equal to the excess of (1) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date of such exercise, over (2) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date on which the SAR was granted; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon exercise of an SAR.

                   (b) To the extent that an SAR is exercised, it shall be cancelled and shall cease to be exercisable.

                   (c) SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Optionee's SAR Agreement.

                   (d) An SAR may only be exercised at a time when the Fair Market Value of the Common Stock on the exercise date exceeds the Fair Market Value of the Common Stock on the date of grant of the SAR.

             (iii) Form of Payment. Unless otherwise specified in the SAR Agreement, the Company's obligation arising upon the exercise of an SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine. Shares issued upon the exercise of an SAR shall be valued at their Fair Market Value as of the date of exercise.

             (iv) Rule 16b-3. SARs granted to Insiders shall be subject to any additional restrictions of Rule 16b-3 applicable to SARs granted to such persons. An Insider may only exercise an SAR during such time or times as are permitted by Rule 16b-3.

         (c) Exercise of Options and SARs.

             (i) Right to Exercise. Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as are determined by the Administrator and as shall be permissible under the terms of the Plan.

             (ii) No Fractional Shares. An Option or SAR may not be exercised for a fraction of a Share.

             (iii) Procedure for Exercise. An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and full payment for the Shares with respect to which the Option or SAR is being exercised has been received by the Company. Full payment may, as authorized by the Administrator (and, in the case of an Incentive Stock Option, determined at the time of grant) and permitted by the Option Agreement, consist of any consideration and method of payment allowable under the Plan.

             (iv) Rights as a Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

             (v) Effect of Exercise. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Exercise of an SAR in any manner shall, to the extent the SAR is exercised, result in a decrease in the number of Shares which thereafter shall be available for purposes of the Plan, and the SAR (and the related Option, if any) shall cease to be exercisable to the extent it has been exercised.

             (vi) Leave of Absence. Options and SARs held by an Optionee shall not be exercisable during the Optionee's leave of absence from his or her employment or consulting relationship with the Company, any Parent or Subsidiary or any Affiliated Company, regardless of the length of such leave, except as otherwise required by law. With respect to an Optionee's leave of absence which is ninety (90) days or less in duration, vesting of all Options and SARs held by the Optionee shall continue uninterrupted during such leave unless otherwise provided in the Option or SAR Agreement. With respect to an Optionee's leave of absence which is more than ninety (90) days in duration, vesting of any or all Options and SARs held by such Optionee shall be suspended until the end of such leave unless (i) otherwise expressly provided in the Option or SAR Agreement or
(ii) prohibited by an applicable law or regulation. The employment of an Optionee who takes a leave of absence of more than 90 days after which such Optionee is not guaranteed re-employment by contract or statute shall be deemed to have terminated for purposes of the Plan on the ninety-first (91st) day of such leave of absence.

         (d) Rule 16b-3. Options and SARs granted to Insiders must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         (e) Effect of Termination.

             (i) Termination of Employment or Consulting Relationship. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), such Optionee may exercise his or her Option or SAR, but (A) only to the extent that the Optionee was entitled to exercise it at the date of such termination, unless otherwise permitted by the Administrator, and (B) only within such period of time following the date of such termination not exceeding five (5) years as is determined by the Administrator (with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding three (3) months) and in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement. To the extent that Optionee was not entitled to exercise an Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

                  (ii) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option or SAR, but
(A) only to the extent that the Optionee was entitled to exercise it at the date of such termination, unless otherwise permitted by the Administrator, and (B) only within such period of time following the date of termination due to Disability not exceeding ten (10) years as is determined by the Administrator (with such determination being made at the time of grant of the Option in the case of an Incentive Stock Option and not exceeding one (1) year) and in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement. To the extent that Optionee was not entitled to exercise an Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

                  (iii) Death of Optionee. In the event of an Optionee's death during the term of an Option or SAR, the Optionee's estate or a person who acquired the right to exercise the deceased Optionee's Option or SAR by bequest or inheritance may exercise the Option or SAR, but (A) only to the extent that the Optionee was entitled to exercise it at the date of death, unless otherwise permitted by the Administrator and (B) only within such period of time following the date of death not exceeding ten (10) years as is determined by the Administrator, and in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement. To the extent that Optionee was not entitled to exercise an Option or SAR at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

         8. Stock Purchase Rights.

            (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or awards made outside of the Plan. After the Administrator determines that it will offer

Stock Purchase Rights under the Plan, it shall advise the offeree in a written Notice of Grant of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, the form of payment that is acceptable (which may, in the discretion of the Administrator, include any form of payment enumerated in
Section 7(a)(iii) hereof), and the time within which the offeree must accept such offer, which shall in no event exceed sixty (60) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator and payment of the purchase price. Shares purchased pursuant to a Stock Purchase Right shall be referred to herein as "Restricted Stock".

            (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's Continuous Status as an Employee or Consultant for any reason (including death or Disability). The purchase price for Shares repurchased by the Company pursuant to the provisions of the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company, whether or not such indebtedness is related to the original purchase of the Shares being repurchased by the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

            (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. The provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

            (d) Rule 16b-3. Stock Purchase Rights granted to Insiders, and Shares purchased by Insiders pursuant to Stock Purchase Rights, shall be subject to such additional conditions or restrictions of Rule 16b-3 as may be applicable thereto in order to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

            (e) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

         9. Stock Bonus Awards. Stock Bonus Awards may be granted either alone, in addition to or in tandem with other awards granted under the Plan and/or awards made outside of the Plan. Stock Bonus Awards shall not require payment by the Optionee of any consideration for the Shares covered by the Stock Bonus Award. The Administrator shall determine, in its sole discretion, the terms, conditions and restrictions relating to each Stock Bonus Award and shall determine any performance or employment-related factors to be considered in the granting of Stock Bonus Awards and the extent to which such Stock Bonus Awards have been earned. Shares issued pursuant to a Stock Bonus Award may be made subject to various conditions, including vesting or forfeiture provisions. Stock Bonus Awards may vary from participant to participant and between groups of participants. Each Stock Bonus Award shall be confirmed by, and be subject to the terms of, a Stock Bonus Award agreement.

         10.      Long-Term Performance Awards.

                  (a) Awards. Long-Term Performance Awards are cash or stock bonus awards that may be granted either alone, in addition to or in tandem with other awards granted under the Plan and/or awards made outside of the Plan. Long-Term Performance Awards shall not require payment by the Optionee of any consideration for the Long-Term Performance Award or for the Shares covered by such award. The Administrator shall determine the nature, length and starting date of any performance period (the "Performance Period") for each Long-Term Performance Award and shall determine the performance or employment factors, if any, to be used in the determination of the value of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards have been earned. Shares issued pursuant to a Long-Term Performance Award may be made subject to various conditions, including vesting or forfeiture provisions. Long-Term Performance Awards may vary from participant to participant and between groups of participants and shall be based upon the achievement of Company, Subsidiary, Parent, Affiliated Company and/or individual performance factors or upon such other criteria as the Administrator may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-Term Performance Award agreement.

                  (b) Value of Awards. At the beginning of each Performance Period, the Administrator may determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values and/or numbers of shares of Common Stock to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-Term Performance Award are met. Such dollar values or numbers of shares of Common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Administrator.

                  (c) Adjustment of Awards. Notwithstanding the provisions of
Section 15 hereof, the Administrator may, after the grant of Long-Term Performance Awards, adjust the performance factors applicable to such Long-Term Performance Awards to take into account changes in the law or in accounting or tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

         11. Non-Transferability of Options. Options and Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option or Right may be exercised, during the lifetime of the Optionee, only by the Optionee or by a transferee permitted by this Section 11.

         12. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

                  (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Right, as well as the price per share of Common Stock covered by each such outstanding Option or Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option or Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that all Options and Rights shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option or Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Right would not otherwise be exercisable.

                  (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, each outstanding Option and Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. However, the Administrator may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Right in full, including Shares as to which such Options or Rights would not otherwise be exercisable. If the Administrator makes an Option or Right fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Right shall be fully exercisable for a period of time determined by the Administrator from the date of such notice, and the Option or Right will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Right shall be considered assumed if, immediately following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and, if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or Right, for each Share of Optioned Stock subject to the Option or Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

                  (d) Change in Control. In the event of a "Change in Control" of the Company, as defined in paragraph (e) below, unless otherwise determined by the Administrator prior to the occurrence of such Change in Control, any Options and Rights outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested.

                  (e) Definition of "Change in Control". For purposes of this
Section 12, a "Change in Control" means the happening of any of the following:

                      (i) When any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

                           (ii)  The stockholders of the Company approve a
merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                           (iii) A change in the composition of the Board of
Directors of the Company, as a result of which fewer than a majority of the directors in office are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

                  (f) No Other Adjustments. Except as expressly provided or authorized herein, no issuance by the Company of shares of stock of any class, or securities convertible into or exercisable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Right.

         13.      Stock Withholding to Satisfy Withholding Tax Obligations.

                  (a) Ability to Use Stock to Satisfy Withholding. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this Section 13. When an Optionee incurs tax liability in connection with the award, vesting or exercise of an Option or Right, which tax liability is subject to tax withholding under applicable tax laws (including federal, state and local laws), and the Optionee is obligated to pay the Company an amount required to be withheld under such applicable tax laws, the Optionee may satisfy the withholding tax obligation (up to an amount calculated by applying such Optionee's maximum marginal tax rate) by electing to have the Company withhold from the Shares to be issued upon award, vesting or exercise of the Option or Right that number of Shares, or by delivering to the Company that number of previously owned Shares, having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered, as the case may be, shall be determined on the date that the amount of tax to be withheld is determined (the "Tax Date").

                  (b) Election to Have Stock Withheld. All elections by an Optionee to have Shares withheld or to deliver previously owned Shares pursuant to this Section 13 shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                      (i) the election must be made on or prior to the applicable Tax Date;

                      (ii) all elections shall be subject to the consent or disapproval of the Administrator; and

                      (iii) if the Optionee is an Insider, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                  (c) Section 83(b) Elections. In the event that an election to have Shares withheld is made by an Optionee, no election is filed under Section 83(b) of the Code by such Optionee and the Tax Date is deferred under Section 83 of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Right has been awarded, has vested or has been exercised, as the case may be, but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

         14. Time of Granting Options and Rights. The date of grant of an Option or Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Right or such future date as is specified in the resolutions of the Administrator grating such Option or Right. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Right is so granted within a reasonable time after the date of such grant.

         15.      Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan, but no amendment, alteration, suspension or termination shall be made which would impair the rights of any Optionee under any Option or Right theretofore granted without his or her consent.

                  (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor statute or rule or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

                  (c) Effect of Amendment or Termination. Any such amendment, alteration, suspension or termination of the Plan shall not adversely affect Options or Rights already granted and such Options and Rights shall remain in full force and effect as if this Plan had not been amended, altered, suspended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

         16.      Conditions Upon Issuance of Shares.

                  (a) Legal Compliance. Shares shall not be issued pursuant to the award, vesting or exercise of an Option or Right unless the award, vesting or exercise of such Option or Right, as the case may be, and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) Investment Representation. As a condition to the receipt of Shares upon the award, vesting or exercise of an Option or Right, the Company may require the person receiving such Shares to represent and warrant at the time of any such award, vesting or exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  (c) Regulatory Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                  (d) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option or Right shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

         17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         18. Agreements. Options and Rights shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

         19. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted as provided in Section 6. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

         20. No Employment or Consulting Agreement. Neither the Plan nor any Option or Right nor any agreement evidencing such awards nor the vesting thereof shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

         21. Performance-Based Plan Limitation. The following limitations shall apply to grants of Options to Employees:

                  (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Shares, of which 1,000,000 shares are subject to stockholder approval at the 1997 Annual Meeting of Stockholders.

                  (ii) In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

                  (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

                  (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limit set forth in this Section 21. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

                          [VLSI TECHNOLOGY LETTERHEAD]

March 28, 1997



Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, May 7, 1997, at the Company's offices located at 9651 Westover Hills Boulevard, San Antonio, Texas. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you mark, sign and return your proxy as soon as possible in the envelope provided. If you do plan to attend the meeting, please mark the appropriate box on the proxy.

                                        Sincerely,
                                        Alfred J. Stein

                                        Chairman of the Board and
                                        Chief Executive Officer



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             VLSI TECHNOLOGY, INC.

                 Proxy for 1997 Annual Meeting of Stockholders

        The undersigned stockholder of VLSI Technology, Inc. a Delaware corporation, hereby acknowledges receipt of the 1996 Annual Report to Stockholders and the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders of VLSI Technology, Inc. to be held on Wednesday, May 7, 1997 at 9:00 a.m. local time, at the Company's offices located at 9651 Westover Hills Boulevard, San Antonio, Texas 78251, and hereby appoints Alfred J. Stein and Larry L. Grant, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at such meeting, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side:

        Either of such proxies and attorneys-in-fact, or their substitutes, as shall be present and shall act at said meeting or any adjournment or adjournments thereof shall have and may exercise all the powers of said proxies and attorneys-in-fact hereunder.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).



                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)




                                                            (SEE REVERSE SIDE)

        IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.



1.      ELECTION OF DIRECTORS.

        Nominees: Richard M. Beyer, Pierre S. Bonelli, Robert P. Dilworth,
                  William G. Howard, Jr., Paul R. Low, Alfred J. Stein and Horace H. Tsiang.

        //  FOR all nominees             //  WITHHELD from all Nominees

        Mark here if you     //          Mark here for address    //
        plan to attend                   change and note
        the meeting                      below

       //
       -----------------------------------------------------------------------
                FOR all nominees except those listed on the line above


2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 1997.

        //  FOR     // AGAINST   // ABSTAIN

3. PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE COMPANY'S 1992 STOCK PLAN TO INCREASE THE LIMIT ON THE NUMBER OF SHARES THAT CAN BE GRANTED TO ANY ONE EMPLOYEE IN ANY FISCAL YEAR UNDER AN OPTION TO PURCHASE FROM 500,000 TO 1,500,000 AND TO RATIFY THE ISSUANCE OF OPTIONS IN 1996 THEREUNDER.

        //  FOR     // AGAINST   // ABSTAIN


4. IN THEIR DISCRETION, THE PROXIES AND ATTORNEYS-IN-FACT ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.


        (This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.)

Signature:_________________________ Date: ______________


Signature:_________________________ Date: ______________